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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                          the Securities Act of 1934



      Date of Report (date of earliest event reported):     May 15, 1996



                           QUARTERDECK CORPORATION
            (Exact name of registrant as specified in its charter)



   Delaware                    0-19207                      95-4320650
- ---------------            ----------------              ----------------
(State or other            (Commission File              (I.R.S. Employer
jurisdiction of                 Number)                 Identification No.)
incorporation)


             14160 Mindanao Way, Marina del Rey, California 90292
        --------------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)


     Registrant's telephone number, including area code:  (310) 309-3700


















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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On May 15, 1996, Quarterdeck Corporation (the "Company") consummated the acquisition of substantially all of the assets of Future Labs, Inc. ("Future Labs"), pursuant to the terms of an Asset Purchase Agreement and Plan of Reorganization, dated as of May 15, 1996 (the "Purchase Agreement"), by and among the Company, FLS Acquisition Corp., a wholly-owned subsidiary of the Company ("Acquisition Sub"), Future Labs, and certain shareholders of Future Labs (the "Shareholders"). Pursuant to the Purchase Agreement, Acquisition Sub acquired substantially all of the assets of Future Labs in exchange for the payment to Future Labs of an aggregate of 663,768 shares (the "Shares") of common stock, $.001 par value of the Company ("Quarterdeck Common Stock"). In addition, the Company assumed Future Labs employee stock options, including vested options exercisable for approximately 86,200 shares of Quarterdeck Common Stock. Pursuant to the terms of the Purchase Agreement and the Excrow Agreement, dated as of May 15, 1996, by and among the Company, American Stock Transfer and Trust Company, as escrow agent, Acquisition Sub and the Shareholders, 40,757 Shares to be received by Future Labs in the Acquisition were withheld from Future Labs and placed in escrow to be held as a source of satisfaction of indemnification claims made by the Company, Acquisition Sub and other indemnified parties under the Purchase Agreement.

          The Shares were issued pursuant to an exemption under the Securities Act of 1933, as amended. In connection with the Acquisition, the Company, Future Labs, and the Shareholders entered into a Registration Rights Agreement, dated as of May 15, 1996 (the "Registration Rights Agreement"), pursuant to which the Company and the Shareholders are entitled to certain registration rights with respect to the Shares. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission by June 14, 1996 to register the resale of the Shares, and to keep such registration statement effective through November 14, 1996.

          Future Labs' flagship product, TALKShow, is a third-generation document conferencing product that allows for two or more people in remote locations to work collaboratively in real time by sharing desktop applications or viewing live presentations remotely over a network. Future Labs recently launched the Virtual Conference Center, a service on the Internet that integrates TALKShow and mature telecommunications applications.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)   Exhibits.

                99.1 Asset Purchase Agreement and Plan of Reorganization among Quarterdeck Corporation, FLS Acquisition Corp., Future Labs, Inc. and the shareholders of Future Labs listed on the execution pages thereto, dated as of May 15, 1996.

                99.2 Escrow Agreement among Quarterdeck Corporation, American Stock Transfer and Trust Company, as Excrow Agent, FLS Acquisition Corp., Future Labs, Inc., and the shareholders of Future Labs, Inc. listed on the execution pages thereto, dated as of May 15, 1996.

                99.3 Registration Rights Agreement among Quarterdeck Corporation, Future Labs, Inc., and the shareholders of Future Labs, Inc. listed on the execution pages thereto, dated as of May 15, 1996.



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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              QUARTERDECK CORPORATION, a Delaware corpoation


                              By:  /s/  BRADLEY D. SCHWARTZ
                                 --------------------------------------------
                                        Senior Vice President and Secretary


May 29, 1996







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